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                                                                EXHIBIT 10.27


                   B1 TRADEMARK LICENSE AND KNOW-HOW CONTRACT
                                     BETWEEN


                              Deutsche Telekom AG,
                                  D-53105 Bonn

                   - hereinafter referred to as the Licensor -


                                       AND


                              SCM MICROSYSTEMS GmbH
                              D-85276 Pfaffenhofen

                   - hereinafter referred to as the Licensee -


                                   CONCERNING

                      the use of the trademark and know-how
                                 "B1 TECHNOLOGY"

                              [logo] B1 TECHNOLOGY


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I.      PREAMBLE

1. In the course of its research and development activity, the Licensor has developed the intelligent ship card interface "B1" and related know-how (hereinafter referred to as "contract know-how"). In this connection, the Licensor has established the title "B1" in the market as a statement concerning standards and quality and has the "B1-TECHNOLOGY" logo (hereinafter referred to as the "trademark"), concerning which an application has been made with the German Patent Office for registration as a trademark (reference number of the DPA [German Patent Office] 395 51 647.1, 395 51 649.8, 396 00 838.0).

2. The Licensee is interested in using the trademark, related know-how and B1 standardization information held by the Licensor for the Licensee's development of PCMCIA card reader.


II.     DEFINITIONS

1.      THE CONTRACT COMPONENTS SHALL BE THE FOLLOWING:

        > The Telesec B1 controller software B1 KLC v4.0 in the source code,

        > the Telesec B1 driver software B1 KLT v4.0 in the source code for the MS-DOS operating system and the MS-WINDOWS 3.xx user interface,

        > the Telesec B1 programmer handbook (B0/B1 HTSI); contained therein is a description of the interfaces

               -       B1pc between the card access device B1 and the host (PC),
               - B1api of the B1 driver in the host (PC) to application programs,
               -       B1icc between the card access device B1 and the chip card
                      (ICC),

        >      the description of layers one and two of the B1pc interface,

        >      the "B1-TECHNOLOGY" trademark in the form described in point III.
               Section 9.


2.      THE FOLLOWING SHALL BE INCLUDED IN CONTRACT KNOW-HOW:

        > the contract component "B1 KLC" (Source Code) and "B1 KLT" (Source Code) defined under point II.1 of this contract, their comments--including oral comments--as well as the technical ideas, principles and methods contained therein.

        > the contract component "Telesec B1 programmer handbook" defined under point II.1 of this contract, its comments--including oral comments--as well as the technical ideas, principles and methods contained therein.

         This technical knowledge is secret and substantial, fundamentally usable and of interest to the Licensee.


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        "Secret" shall mean that the contract know-how, either in its entirety or in the precise structure and composition of its components, is not generally known or easily accessible, such that part of its value lies in the head start which the Licensee will gain if it is communicated to the Licensee. The term "secret" shall not be limited to the narrow meaning, according to which each individual component of the contract know-how must be completely unknown or may not be available outside of the operation of the Licensor.

        The contract know-how is "substantial" because it consists of information which is important for the entirety or a significant portion
        a) of a manufacturing process, b) a product or service or c) for the development thereof and excludes everyday information. This information is useful, i.e., at the time of the conclusion of the contract, it is expected with regard to said information that it will help, for example, to advance into a new market or provide the Licensee with a competitive advantage vis-a-vis other manufacturers or service providers which have no access to the secret disseminated information or other comparable secret information.


3.      USE SHALL MEAN:

        Permitted use (use, sale, rent, lease, or marketing) of B1 components of any type, including for in-house use by the Licensee, unless the Licensee proves that neither the contract components nor parts thereof nor the licensed know-how (including services in connection with the interface maintenance) were used.


4.      NET SALES PRICE SHALL BE:

        the price which the Licensee has charged its customer, less packaging, freight and insurance, as well as taxes and other fees associated with the sale (commissions are not deductible). In the case of use in the in-house needs of the Licensee, the respective cost price shall constitute the net sales price.


III.    CONTRACT CONTENT

SECTION 1   SUBJECT MATTER OF THE CONTRACT

        (1) For the duration of the contract, the Licensor shall grant the Licensee the non-exclusive and geographically unrestricted right to use the contract component and the contract know-how in accordance with the following terms, either personally or through the American SCM corporation SCM Microsystems Inc. In the case of use by the aforementioned American SCM corporation, the Licensee shall be liable to the Licensor with regard to compliance with all obligations arising from this contract.

        (2) When this contract is signed by both contracting parties, the contract shall take effect and the Licensee shall be permitted to use the contract components. Following the conclusion of the contract, the contracting parties shall define by mutual agreement the form in which the contract components shall be delivered.


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SECTION 2     SCOPE OF USE

        (1) The Licensee shall have the following use rights with respect to the contract components:

        > the right to use the Telesec B1 controller software or portions thereof without restriction for its own development of PCMCIA card readers (modification, integration, further development, etc., but not dissemination in the source code),

        > the right to use the Telesec B1 driver software or portions thereof without restriction for its own development of PCMCIA card reader (modification, integration, further development, etc., but not the dissemination in the source code),

        > the right to use the Telesec B1 programmer handbook (B0/B1 HTSI) in all of the Licensee's own development, duplicate said handbook or cause the duplication thereof (in the form in which it was given for use) or make it available to the purchasers of B1 components in a form which discourages additional copying (for example on "DO NOT COPY" paper) (the Licensee shall have the same right for the acquisition of potential purchasers). Overall authority over the interface shall remain without exception with the Licensor;Section3 paragraph 3 shall be observed.

        > the right to use the trademark "B1-Technology" in accordance with the conditions defined in Section 9,

        > the right to use the description of the layers one and two of the interface B1pc, duplicate said description or cause the duplication thereof (in the form in which it was given for use) or make it available to the purchasers of B1 components in a form which discourages additional copying (for example on [original in English] "DO NOT COPY" paper) (the Licensee shall have the same right for the acquisition of potential purchasers). Overall authority over the interface shall remain without exception with the Licensor; Section 3 paragraph 3 shall be observed.

        (2) The list set forth in paragraph 1 is exhaustive. Further use rights shall require a separate agreement. The Licensee shall specifically not be entitled to grant sub-licenses to an extent beyond that defined in Section 9 paragraph 1.


SECTION 3 CONSULTING AND INFORMATION SERVICES BY THE LICENSOR

        (1) If the Licensor needs instructive oral explanations in the case of substantial problems with respect to the contract components which it has been permitted to use by the Licensor, the Licensor shall provide such explanations to a reasonable extent for a reasonable introduction period.

        (2) The Licensor shall inform the Licensee early and in an appropriate manner concerning B1 standardization efforts and expected changes in the B1 interface descriptions.

        (3) At regular intervals, the Licensor shall invite the Licensee to standardization discussions of the B1 licensees. If the Licensee makes proposals for the modification, supplementation or further development of the B1 interfaces at such discussions, the Licensor shall examine them and, if appropriate, cause them to be introduced into the standardization discussion.


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If the Licensee wishes to memorialize modifications, supplements or further developments of the B1 interfaces in writing and make them available to third parties before they are taken into consideration by the Licensor, the Licensee shall only be permitted to do so in the form of its own documentation which unmistakably points out that the modification, supplementation or further development of the B1 interfaces is its own and has not yet been cleared by the Licensor; mixture with the B1 interface descriptions of the Licensor shall not be permissible.

        (4) Additional consulting or information shall be provided by the Licensor only in connection with separate consulting contracts.


SECTION 4 PROTECTION OF THE CONTRACT COMPONENTS AND CONTRACT KNOW-HOW, CONFIDENTIALITY

        (1) Subject to the use rights granted pursuant to Section 2, the Licensor hereby reserves all rights to the information, contract know-how and contract components (including potential copyrights and the right to apply for patents and other industrial property rights) communicated during the term of the contract. Beyond the licensed trademark, the Licensor shall have no duty to apply for industrial property rights (Section 10).

        (2) The contracting parties shall be obligated to maintain confidentiality with respect to all information exchanged or to be exchanged before and during the term of this contract, to the extent that such information can be ascertained from the contract component and is not fundamentally free under the provisions of this contract or has been designated as secret by the contracting parties. This shall also apply to knowledge concerning principles, working methods, manufacturing, new developments and improvements acquired in connection with this contract. To the extent that they are not already required to do so on the basis of their employment contract, employees of the contracting party shall be obligated to maintain confidentiality.

        (3) The restrictions set forth in paragraph 2 shall not apply to information

        > which can be documented to have been in the rightful possession of the recipient contracting party prior to the conclusion of the contract,

        > which became available to the general public on the basis of the publications by third parties without any actions on the part of the recipient contracting party,

        > which a contracting party is required to communicate to governmental authorities or other third parties pursuant to legal provisions (in such a case, prompt notice to the other contracting party shall be provided),

        > which was legally made accessible to the recipient contracting party by a third party which is subject to no duty of confidentiality vis-a-vis the conveying contracting party in this connection,

        > which can be documented to have been worked out independently by the recipient contracting party.

        (4) The foregoing obligations shall remain in effect following the end of the contract of the term for a period of three years.


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SECTION 5     LICENSE PAYMENTS

        (1) For the use of the rights which are the subject matter of the contract, the Licensee shall pay the Licensor a license fee of [ * ] per use, but not to exceed [ * ].

        (2) The basis of calculation for the license fee shall be the net sales price.

        (3) The Licensee shall give the Licensor semiannual license fee settlement statements in duplicate in a form recommended by the Licensor and acceptable to the Licensee. The statements shall include at least the type, quantity and sales price of the licensed components and the license fees. The settlement statement shall be given within 30 days after March 31 and September 30 of each year.

        (4) All payments which are to be made by the Licensee pursuant to this contract shall be remitted to the "booking office of the Telekom," into the account at Postbank Frankfurt/Main, account no. 76700-607, bank wire no. 500 100 60, in German marks--net without deduction of taxes or charges, which shall be borne by the Licensee--within 14 days after the settlement closing dates named in paragraph (3); the purpose of the use TSECE22AO4A shall be indicated. License fees which are denominated in currencies of other countries shall be converted into German marks at the listed exchange rate most favorable to the Licensee at the Bundesbank in Frankfurt on the date on which the payment is due. The Licensee may only offset against claims which are undisputed or established by final judicial adjudication.

        (5) If the license fees paid to the Licensor by the Licensee do not exceed [ * ] per half year in two successive half years, the contracting parties shall have the right to terminate the contract without notice. The contracting parties may exercise this right no earlier than 6/1/98.

        (6) In the event of late payment, penalty interest in the amount of 4% above the prevailing re-discount rate shall be due.

        (7) A disclosure of information given to the Licensee by third parties shall have no effect on the payment obligations of the Licensee and specifically shall not result in an obligation to repay already paid license fees.

        (8) For the delivery of B1 components to the Licensor, the Licensee shall be released from the obligation to pay license fees. The average license fee paid for the B1 components in question in the half year preceding the delivery shall serve for purposes of the calculation according to paragraph 5 (right of termination in the event of failure). To the extent that the Licensor requests B1 components from the Licensee, the Licensee shall be obligated to grant the most favorable terms and conditions to the Licensor for B1 components which have been granted to other customers to date.


SECTION 6     BOOKKEEPING DUTY

        (1) The Licensee is in agreement that the Licensor may hire a certified public accountant independent of the two contracting parties to audit the license fee settlement statements presented to the Licensor. The Licensee shall make it possible for such certified public accountant to inspect the relevant books and documents of the Licensee to the extent necessary for such an audit; books and documents shall be maintained by the Licensee and held ready for inspection for a period of six years, with the exception of those years for which audits have been performed and a settlement has been achieved to the satisfaction of the Licensor. All information which the Licensor obtains as a result of such audit shall be treated confidentially.



*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
        HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
        SECURITIES AND EXCHANGE COMMISSION.


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        (2) The Licensor shall bear the expense of the audit. The Licensee shall bear the expense of the audit if errors are detected which increase the current license fee payment by more than 5% above the obligation reported by the Licensee of for two successive calendar quarters.


SECTION 7     MAINTENANCE, GUARANTEE AND LIABILITY

        (1) The Licensee is aware that the use of the B1-KLC and B1-KLT software (each in the source code) shall serve exclusively to provide the Licensee with a rapidly available basis for continued developments, improvements etc. in this connection. The Licensee knows that this software was developed by the Licensor for system integration (i.e., further processing) and has not been checked for absolute liability in all application environments and therefore cannot be taken over and used by the Licensee untested. Instead, the Licensee shall have the duty to personally check these contract components prior to any use (which is not provided by this contract) to determine freedom from errors and suitability for a specific application environment. For the stated reasons, the Licensor shall neither maintain the software nor assume a guarantee therefor. However, if the Licensor becomes aware of errors or defects in the B1-KLC and B1-KLT software, it shall promptly inform the Licensee.

        (2) The Licensor shall guarantee neither the marketability nor the economic exploitability of the trademark, know-how or interface information.

        (3) No guarantee is assumed that the use of the license does not infringe upon proprietary rights or copyrights of third parties or that it causes no damage to third parties. This shall not apply in cases in which the Licensor is aware of contrary rights or damage of third parties or is unaware thereof as a result of gross negligence. At this time, the Licensor is aware of no third-party rights which are in opposition to the intended use by the Licensee. If the Licensor becomes aware of rights of the aforementioned type, the Licensor shall promptly notify the Licensee.

        (4) Liability between the parties is hereby barred for compensation of damages--regardless of the legal ground--specifically arising from default, impossibility, Verschulden bei Vertragasabschluss,1 positive breaches of contract and tortious activity, except in cases of mandatory liability involving intentional conduct, gross negligence or absense of promised characteristics. In such cases, mutual liability between the contracting parties for personal injury and property damage shall be limited to one million German marks and, for other direct damages, shall be limited to the amount which corresponds to the license payments which are to be made by the Licensee under this contract (not including
VAT) in the year prior to the damage event. The Licensor shall not be liable for the lack of economic result, indirect damages, consequential damages or atypical or unforeseeable damages resulting from defects in the contract components or any consulting which is provided, or for the fact that the contract components and contract know-how are free from rights of third parties beyond the assurance pursuant to paragraph 3.


SECTION 8     ADVERTISING RIGHT

        The contracting parties shall be entitled to refer to the other contracting party as a license partner in a non-damaging manner. This shall also apply to written publications.


--------

        1 Verschulden bei Vertragsabschluss, or culpa in contrahendo (lit.:
"fault at the time of concluding the contract"). A German legal doctrine which holds that once a negotiation has been undertaken there is an obligation implied in law to negotiate in good faith. See Culpa in Contrahendo, Bargaining in Good Faith, and Freedom of Contract: A Comparative Study (1964) 77 Harv.L.Rev. 401 (Kessler & Fine).--Trans.

SECTION 9     USE OF THE TRADEMARK, QUALITY CONTROL, PRODUCT LIABILITY

        (1) The Licensee shall have the right (but not the duty) to place the trademark in any quantity on B1 components for use with PCMCIA card readers and media related thereto (prospectuses, advertising, etc.) in an appropriate and non-harmful manner; paragraphs 4 and 5 shall be observed.

If the Licensee produces B1 components as a supplier and the supplied B1 components, as part of an overall system of the principal, are no longer remain visible to the observer to an extent sufficient for application of the trademark (printed circuit board, for example), the Licensee shall have the right to permit the principal to apply the trademark in relation to the supplied components. The Licensee shall be responsible for the principal's compliance with the provisions of this contract relating to the trademark.

        (2) The trademark shall be used exclusively in the layout presented below. Reductions or enlargements permissible pursuant to paragraph one may only be carried out proportionally.



[Graphic] B1 TECHNOLOGY



Since it is not possible to rule out color deviations in the manner of printing selected for this contract, the colors are described as follows:

"B"                   Border color, black (Euro scale:  100% black; Pantone:
                      black 6 U 2 X; RAL: 9011 graphite black)
                      Fill-color gray (Euro scale: 47% black, Pantone: Cool Gray 7 U; RAL; 7045 Tele gray 1)
"1"                   Border color, black (Euro scale:  100% black; Pantone:
                      black 6 U 2 X; RAL: 9011 graphite black)
                      Fill color, white (Pantone: 9060 C; RAL; 9010 white)


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"TECHNOLOGY"          No border
                      Fill color, black (Euro scale: 100% black; Pantone: black 6 U 2 X; RAL: 9011 graphite black)

SURFACE               No border
                      Fill-color magenta (Euro scale: magenta; Pantone; Rhodamine red U; RAL; 4010 Tele magenta)

        (3) To the extent necessary, the border and fill colors may be adapted to the material colors. This shall require the written consent of the Licensor. Consent may not and shall not be refused in an unreasonable manner.

        (4) A successful check of the respective B1 components in accordance with the requirements of the effective B1 specification shall be an indispensable prerequisite for use of the trademark. The respective effective B1 specification shall be made available to the Licensee at no charge. Each receipt of a new B1 specification shall be deemed to constitute a revocation and replacement of the preceding specifications.

For purposes of testing, the Licensee shall contact an auditor for IT [information media] security named by the Licensor and follow the test office's test requirements.

The Licensee is in agreement with the fact that, in individual instances, the Licensor will request test reports from the Licensee for control purposes for the B1 components in question. The Licensee shall present them promptly at its own expense.

        (5) The Licensee shall be required to ensure that the Licensee's function as a manufacturer of the B1 components is made clear in an appropriate manner on the components and is not concealed by the trademark. If the Licensor is nevertheless confronted with claims by third parties arising from product liability, the Licensee shall hold the Licensor harmless with respect to such claims This shall also apply if joint liability does not exist between the contracting parties.


SECTION 10    APPLICATION, MAINTENANCE AND DEFENSE

        (1) The Licensor is informed of the fact that, at the time of the conclusion of the contract, an application had been made for registration of the trademark with the German Patent Office, but registration had not yet taken place. However, the contracting parties are in agreement that market conditions in existence at the time of the conclusion of the contract justify the risk of non-registration. The Licensor shall make all efforts which are necessary for a successful registration. If these efforts definitively fail and no registration takes place, the provisions of paragraph 4 shall apply mutatis mutandis.

        (2) The Licensor shall inform the Licensee appropriately if the Licensor acquires proprietary rights to the trademark in countries other than the Federal Republic of Germany. Such an expansion of the proprietary rights shall not result in an increase in license fees.

        (3) To the extent that proprietary rights to the trademark have been granted, the Licensor shall ensure their maintenance. The Licensor shall bear the expense thereof.

        (4) If the licensed trademark is declared void in whole or in part by final legal adjudication in one country, the validity of the contract shall not be affected thereby, as long as a proprietary right to the trademark exists in at least one other country or the co-licensed know-how is still secret at that point in time; the Licensor shall bear the burden of proof in this regard. No adjustment of the license fees shall take place.

        (5) The contracting parties shall inform one another of all contractually relevant infringements by third parties. Neither parties shall be obligated to proceed against infringers. If a contracting party wishes to proceed judicially against infringers, the other party shall support in such a proceeding. If necessary, the Licensor shall provide the Licensee with all necessary powers of attorney and authorizations. If the Licensee proceeds judicially against an infringer, the Licensor shall receive 25% of the proceeds after deduction of the costs which Licensee incurs on the basis of a legally final decision. Otherwise, the contracting parties shall bear their own expenses.

        (6) If the Licensee is sued by third parties for infringement of proprietary rights arising from the use of the contract components or the contract know-how, the Licensee shall notify the Licensor promptly. The Licensor shall be obligated to provide the Licensee with information and documents for the defense against such accusations, to the extent that the Licensor is able to do so without violating obligations to third parties and is able to protect its own confidentiality interests. The Licensor shall be entitled to join in any legal dispute. Each contracting party shall bear the expense incurred in the prosecution of such a legal dispute.


SECTION 11    FURTHER DEVELOPMENTS OF THE B1 DRIVER SOFTWARE

        (1) The Licensee shall notify the Licensor concerning further developments of the B1 driver software and make them available to the Licensor at no charge for free and unrestricted use in connection with its own applications.

        (2) The Licensee shall assume no guarantee for the further developments which are given for use; Section 7 shall apply mutatis mutandis.


SECTION 12    CONTRACT TERM, TERMINATION

        (1) The contract shall run for an indefinite term and may be terminated by registered mail upon notice of 6 months effective at the end of the year. Other termination possibilities provided in this contract shall remain unaffected.

        (2) The contractual relationship may be terminated by either contracting party for good cause without compliance with a notice period. Such termination may only be effected within two weeks after secured receipt of knowledge of a ground justifying termination and shall specifically be possible for one of the following--non-exclusive--grounds:

        > in the event of violation by the other contracting party of one of the substantial contractual duties of this contract and futile expiration of a period of 10 days following warning by the other party,

        > in the case of application for the opening of bankruptcy or composition proceedings concerning the assets of the other party or in the case of a suspension of payments,

        > in the case of substantial changes in the control over the other contracting party, excluding changes in the Licensor as a result of the postal structure,

        > in the event of failure within the meaning of and in accordance with Section5 paragraph 5.

SECTION 13 RIGHTS AFTER TERMINATION OF CONTRACT

        (1) All rights of the licensee to use the contract components and contract know-how shall end when the contract ends. This shall apply to the contract know-how only to the extent that, and as long as, it is still secret; the Licensor shall bear the burden of proof in this regard.

        (2) Following the end of the contract, the Licensee shall be obligated to return all contract components with the exception of the interface descriptions.

        (3) If, prior to termination, the licensee has entered into obligations which remain in effect beyond the end of the contract, the Licensee shall definitively satisfy them at the next possible point in time. In such cases, the end of the contract within the meaning of paragraph 1 shall be replaced by the end of the obligation. New obligations may no longer be entered into following the receipt of termination notice,.

        (4) Paragraphs 1 through 3 shall apply mutatis mutandis to further developments given for use in accordance with Section 11.


SECTION 14    MISCELLANEOUS

        (1) If individual provisions of this contract are invalid, the validity of the remaining provisions of the contract shall not be affected thereby. The invalid provisions shall be replaced by a provision which comes as close as possible to the economic goal of the invalid provision; the same shall apply in the case of a loophole. However, the contract shall be invalid in its entirety if adherence thereto would represent an unreasonable hardship for a contracting party, even taking into account the modifications provided pursuant to sentence 2.

        (2) Other contractual relationships between the parties shall remain unaffected and shall not be modified by this contract.

        (3) In the course of use, the Licensee shall be obligated to observe any export provisions.

        (4) No collateral agreements were concluded. Modifications of and addenda to this contract shall be designated as such, must be in writing and shall be binding as soon as they are signed by the contracting parties. All collateral agreements shall be valid only if they have been confirmed in writing. This written form reservation may only be rescinded by an agreement drafted in writing and signed by both contracting parties.

        (5) It is hereby stipulated that the Munich I State Court shall have jurisdiction over all disputes arising from this contract. The applicable law shall be the law of the Federal Republic of Germany.

        (6) Contact persons for all questions as well as for all service of process and communications shall be:

Licensor       Deutsche Telekom AG
               PZ Telesec
               Paul Mertes
               Untere Industriestrasse 20
               57250 Netphen
               Tel.: (0271) 708-1610
               Fax: (0271) 708-1625

Licensee       SCM MICROSYSTEMS GmbH
               Bernd Meier
               Luitpoldstrasse 6
               85276 Pfaffenhofen
               Tel.: (08441) 896-0
               Fax: (08441) 82884





Bonn,  7/7/96                Pfaffenhofen, 9/4/96
     ------------------                  ------------------

Deutsche Telekom AG,         SCM MICROSYSTEMS GmbH

[signature] [signature]      [signature]    [signature]
-----------------------      --------------------------
(legally valid signatures)   (legally valid signatures)

                             MODIFICATION AGREEMENT


                                     TO THE

                   B1 TRADEMARK LICENSE AND KNOW-HOW CONTRACT

              - hereinafter referred to as the "BASIC AGREEMENT" -



                                     BETWEEN



                              Deutsche Telekom AG,
                                  D-53105 Bonn

                   - hereinafter referred to as the Licensor -


                                       AND


                              SCM MICROSYSTEMS GmbH
                              D-85276 Pfaffenhofen

                   - hereinafter referred to as the Licensee -


                              [logo] B1 TECHNOLOGY

SECTION 1     CONTRACT TERM, TERMINATION

        Section 12 Paragraph 1 of the basic agreement is hereby amended and now provides as follows:

        The contract shall run for an indefinite term and may be terminated by registered mail upon notice of 6 months effective at the end of the year, but not earlier than the end of 1998. Other termination possibilities provided in this contract shall remain unaffected.

SECTION 2     MISCELLANEOUS

        This addendum agreement shall become valid when signed by both contracting parties and shall become a direct component of the basic agreement, whose provisions shall continue to apply to the extent not otherwise expressly provided in this addendum agreement.




Bonn, 8/29/96                Pfaffenhofen, 9/4/96
     ---------------                     ---------------


Deutsche Telekom AG,         SCM MICROSYSTEMS GmbH

[signature]    [signature]   [signature]    [signature]
--------------------------   --------------------------
(legally valid signatures)   (legally valid signatures)